Exhibit 99.1



[Letterhead of Entergy]              [Letterhead of KOCH Industries Inc.]


                                                   NEWS RELEASE

Date:          April 24, 2000

For Release:   Immediate

Contacts:      Kelle Barfield  (News Media)      Mary Beth Jarvis
               Entergy Corp.                     Koch Industries, Inc.
               501-576-2547                      316-828-3756
               e-mail: kbarfie@entergy.com       e-mail: jarvism@kochind.com

               Renae Conley (Investor Relations)
               Entergy Corp.
               504-576-4947
               e-mail: econley@entergy.com


   Entergy, Koch Industries Contributing Key Energy Businesses
                To Create Top-Tier Energy Company

Houston - Entergy Corporation (NYSE: ETR) and privately held Koch Industries, Inc. today announced plans to form Entergy-Koch L.P., a new company that would be one of the leading energy companies in North America and Europe. Entergy-Koch L.P. will deliver, market and trade power, natural gas and other energy-related commodities, including weather derivatives, through wholly owned subsidiaries, including a pipeline company, which will operate the interstate natural gas pipeline system now called Koch Gateway.

     Entergy-Koch L.P. will be among the nation's top ten energy commodity traders, in terms of combined volumes of electricity and natural gas traded. The new company will have total assets of approximately $1 billion, including the 10,000-mile Koch Gateway Pipeline, one of the largest natural gas transmission systems in the Gulf South, and the Bisteneau gas storage facility.

     The new company will be the first venture between Koch, one of the nation's most successful energy traders, and Entergy, the third-largest U.S. generator of electric power and the nation's largest natural gas-fired generating fleet. The attributes of Entergy-Koch L.P., which will have its asset base in the Gulf South and a trading presence in North America and Europe, clearly set it apart from its competitors.


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Entergy, Koch Creating Top-Tier Energy Company
April 24, 2000
Page 2 of 4

     In addition to the Koch Gateway Pipeline Company interstate pipeline system and related storage assets, Koch Industries will also contribute the capabilities of its affiliate Koch Energy Trading, which markets and trades gas, power and weather derivatives. Entergy will contribute to the venture its power marketing and trading businesses - consisting of Entergy Power Marketing Corporation in the United States, and Entergy Trading and Marketing in Europe - and also cash. Entergy estimates this cash contribution at approximately $350 million, $150 million of which would be funded with equity and $200 million with debt.

 "The complementary strengths being contributed by Entergy and Koch - in natural gas and in the marketing and trading of power and other energy commodities - bring a unique set of resources to the new company," said J. Wayne Leonard, Entergy's chief executive officer. "Entergy-Koch will have the assets and the scale to compete and grow. It will trade volumes in excess of 100 million MWh of electricity annually and 5 Bcf of gas daily
- a scale that is generally recognized as necessary for ongoing profitability. For Entergy, the new company will not only contribute to our earnings growth on its own but will offer risk-management tools to our existing businesses."

      "This innovative new company promises to add value for all energy customers," said Joe Moeller, president of Koch Industries. "Entergy-Koch would offer customers a variety of services to mitigate risk, helping them minimize potential volatility in the marketplace as deregulation continues to transform the gas and electric power industries. Entergy's trading groups bring significant capabilities in physical power markets in North America and Europe that would be key to the success of the venture. We're pleased to be working with Entergy and are enthusiastic about furthering our vision for building a world-class energy marketing and trading company."

Benefits to Member Companies

     Entergy-Koch L.P. will benefit from Koch Energy Trading's leading position in energy commodities markets, including weather derivatives, and from Koch Energy Trading's highly disciplined commodity trading controls, policies, procedures, systems and infrastructure. The new company will also benefit from Entergy's capabilities in domestic and international power marketing and trading. Entergy-Koch L.P. will be able to provide customers a broad range of commodity sources and options, including gas, oil, coal and power, weather derivatives and additional risk management tools.

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Entergy, Koch Creating Top-Tier Energy Company
April 24, 2000
Page 3 of 4

     Entergy-Koch L.P. will also market the power and provide risk management and trading services for Entergy's existing and future merchant plants. Entergy will retain its growing merchant generation fleet, enabling it to establish a singular focus on developing profitable merchant plants, while benefiting from its relationship with Entergy-Koch's skilled trading and risk management team. Entergy Corp. is expecting the venture to contribute $0.25 to $0.30 to its earnings in the venture's first full year of operation.

     The expanded scope and resources of the new venture are expected to create additional growth opportunities for weather derivatives - financial instruments designed to enable utilities and other businesses to hedge their risks of cost or sales volume fluctuations associated with temperature changes. Koch Energy Trading is now a market leader in that area, currently accounting for about 30 percent of such trades.

Management, Governance and Location

Entergy-Koch L.P. will be headed by Kyle Vann, currently senior vice president, Koch Industries, Inc. Kyle has a broad range of leadership experience in the energy industry, including leadership roles as diverse as refinery management, products trading, oil field services, and economic and acquisitions management. Mr. Vann joined Koch in 1979 and currently leads the company's power, gas and gas liquids businesses, including management of these highly successful marketing and trading businesses and related assets.

     An eight-member Board of Directors - four each from Koch and Entergy, will govern Entergy-Koch L.P. Entergy Corporation's board chairman, Robert v.d. Luft, would also be the chairman of the board of Entergy-Koch L.P. In addition to Luft, Entergy's board members would include Wayne Leonard, Entergy's CEO, Don Hintz, Entergy's president, and John Wilder, Entergy's CFO. Koch's board members would include Charles Koch, Koch Industries' chairman and CEO, Joe Moeller, Koch Industries' president and COO, Bill Hanna, Koch Industries' vice chairman, and Sam Soliman, Koch Industries' incoming CFO.

     The venture will be headquartered in Houston.

Required Approvals

     The formation of the new company is subject to completion of some final documentation, and the venture will require board


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Entergy, Koch Creating Top-Tier Energy Company
April 24, 2000
Page 4 of 4

approvals. Creation of the new company will also require approval by the Federal Energy Regulatory Commission and the Securities and Exchange Commission. It is anticipated that the regulatory approval process will take approximately six to nine months.

Background on Members

     Entergy owns, manages or invests in power plants generating nearly 30,000 megawatts of electricity domestically and internationally and delivers electricity to about 2.5 million customers in portions of Arkansas, Louisiana, Mississippi and Texas. Entergy is a major global energy company engaged in power production, distribution operations, and related diversified services, with more than 12,000 employees. It is also a leading provider of wholesale energy marketing and trading services. The Entergy futures contract on the New York Mercantile Exchange (NYMEX) is one of the largest electricity trading points in the United States.

     Koch Industries, Inc., through its subsidiaries, employs approximately 12,000 people worldwide and is involved in virtually all phases of the oil and gas industry, as well as in chemicals, plastics, energy services, chemical and environmental technology products, asphalt products, metals and mineral services, ranching, financial services, and ventures.

     Entergy's Web site can be found at www.entergy.com. For more information on Koch, refer to www.kochind.com.

                             -- 30--

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, movements in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, changes in corporate strategies, and other factors.